UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2020 (May 12, 2020)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 W. 42nd Street

New York, New York 10036

(Address of registrant’s principal executive office)

Registrant’s telephone number, including area code: (212) 461-5200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CIT	New York Stock Exchange
5.625% Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share	CITPRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 12, 2020, CIT Group Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) in a virtual-only format at www.virtualshareholdermeeting.com/CIT2020. A total of 98,317,232 shares of the Company’s common stock were entitled to vote as of March 19, 2020, the record date for the Annual Meeting. There were 91,230,920 shares present or represented by proxy, which constituted approximately 92.8% of the total votes entitled to be cast at the Annual Meeting. Stockholders were asked to vote on three proposals. Set forth below are the matters acted upon by the stockholders, and the final voting results of each proposal.

Proposal 1. Election of Directors

With respect to the election of the following nominees as directors of the Company to hold office for a term of one year, or until the next annual meeting of stockholders:

	Shares Voted
	For	Against	Abstain	Broker Non-Votes
Ellen R. Alemany	75,626,074	11,538,618	327,182	3,739,046
Michael L. Brosnan	78,437,723	9,019,336	34,815	3,739,046
Michael A. Carpenter	77,292,876	10,142,470	56,528	3,739,046
Dorene C. Dominguez	78,449,785	9,005,983	36,106	3,739,046
Alan Frank	78,437,210	8,996,996	57,668	3,739,046
William M. Freeman	75,238,135	12,217,136	36,603	3,739,046
R. Brad Oates	76,461,474	10,972,179	58,221	3,739,046
Gerald Rosenfeld	78,436,885	8,996,770	58,219	3,739,046
Vice Admiral John R. Ryan, USN (Ret.)	75,705,042	11,731,213	55,619	3,739,046
Sheila A. Stamps	78,422,550	9,035,492	33,832	3,739,046
Khanh T. Tran	78,437,866	8,995,069	58,939	3,739,046
Laura S. Unger	78,399,995	9,056,453	35,426	3,739,046

Based on the votes set forth above, each of the nominees set forth above was duly elected to serve as a director of the Company for a one-year term, or until his or her successor has been duly elected and qualified at the next annual meeting of stockholders of the Company.

Proposal 2. Ratification of the Appointment of Independent Registered Public Accounting Firm

The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and external auditors for the year ending December 31, 2020 received the following votes and no broker non-votes:

For	Against	Abstain
82,384,366	8,797,005	49,549

Based on the votes set forth above, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and external auditor to serve for the year ending December 31, 2020 was duly ratified by the stockholders.

Proposal 3. Advisory Vote on the Compensation of the Company’s Executive Officers

The advisory (non-binding) vote to approve the compensation of the Company’s named executive officers, as set forth in the Company’s proxy statement for the Annual Meeting, received the following votes:

For	Against	Abstain	Broker Non-Votes
65,411,449	21,985,889	94,536	3,739,046

Based on the votes set forth above, the compensation of the Company’s named executive officers, as set forth in the Company’s proxy statement for the Annual Meeting, was approved in an advisory vote by the stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

By:	/s/ James R. Hubbard
Name:	James R. Hubbard
Title:	Executive Vice President,
General Counsel & Corporate Secretary

Dated: May 13, 2020